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                                  Exhibit (10)

                       Consent of Independent Accountants


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[PRICEWATERHOUSECOOPERS LLP LETTER HEAD]




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No. 21 to the Registration Statement of Sentry Variable Account I (the "Account") on Form N-4 (File No. 2-87746) in the Statement of Additional Information of:

     (1) Our report dated February 10, 2000, on our audits of the financial statements of the Account; and

     (2) Our report dated February 18, 2000, on our audits of the statutory-basis financial statements of Sentry Life Insurance Company.

We also consent to the reference to our Firm under the caption "Independent Accountant" in the Statement of Additional Information.


s/ PricewaterhouseCoopers LLP


April 20, 2000